Exhibit 23.2

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the following registration statements on Forms S-3, S-4 and S-8 of IKON Office Solutions, Inc., and in the related Prospectuses of our report dated October 25, 1999 (except for Note 17, as to which the date is November 24, 1999 and the fifth paragraph of note 4, as to which the date is December 9, 1999), with respect to the consolidated financial statements and schedule of IKON Office Solutions, Inc. and subsidiaries for the year ended September 30, 1999 included in its Annual Report (Form 10-K) for the fiscal year ended September 30, 2001, filed with the Securities and Exchange Commission.

Registration Number	Filing Date	Description

2-66880	March 10, 1980	IKON Office Solutions, Inc. 1980 Deferred Compensation Plan
2-75296	December 11, 1982	IKON Office Solutions, Inc. 1982 Deferred Compensation Plan
33-00120	September 6, 1985	IKON Office Solutions, Inc. 1985 Deferred Compensation Plan
33-26732	September 27, 1989	IKON Office Solutions, Inc. Non Employee Directors’ Stock Option Plan (formerly 1989 Directors’ Stock Option Plan)
33-36745	September 10, 1990	IKON Office Solutions, Inc. 1991 Deferred Compensation Plan
33-38193	December 10, 1990	IKON Office Solutions, Inc. 1986 Stock Option Plan
33-54781	July 28, 1994	IKON Office Solutions, Inc. Stock Award Plan
33-56469	November 15, 1994	IKON Office Solutions, Inc. 1995 Stock Option Plan

Registration Number	Filing Date	Description

33-56471	November 15, 1994	IKON Office Solutions, Inc. Long Term Incentive Compensation Plan
33-64177	November 14, 1995	IKON Office Solutions, Inc. $750,000,000 Debt Securities Preferred Stock or Common Stock
333-24931	April 10, 1997	IKON Office Solutions, Inc. 10,000,000 Shares of Common Stock
333-47783	March 11, 1998	IKON Office Solutions, Inc. Stock Award Plan
333-40108	June 26, 2000	IKON Office Solutions, Inc. 2000 Non-Employee Directors’ Compensation Plan
333-40108	June 26, 2000	IKON Office Solutions, Inc. 2000 Executive Incentive Plan
333-40108	June 26, 2000	IKON Office Solutions, Inc. 2000 Employee Stock Option Plan
33-55096	June 26, 2000	1993 Stock Option Plan for Non- Employee Directors
333-51134	December 1, 2000	IKON Office Solutions, Inc. Retirement Savings Plan
333-69638	September 19, 2001	IKON Office Solutions, Inc. 2000 Employee Stock Option Plan
333-69648	September 19, 2001	IKON Office Solutions, Inc. Retirement Savings Plan

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 21, 2001